As filed with the Securities and Exchange Commission on May 15, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VBI VACCINES INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	2836	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

222 Third Street, Suite 2241

Cambridge, MA 02142

(617) 830-3031

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeff R. Baxter

President and Chief Executive Officer

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, MA 02142

(617) 830-3031

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Kevin Friedmann, Esq. Mitchell Silberberg & Knupp LLP 11377 W. Olympic Blvd. Los Angeles, CA 90064 (310) 312-3106 (310) 312-3100 — Facsimile	Thomas S. Levato, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 (212) 813-8800 (212) 355-3333 — Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common shares, no par value
Warrants to purchase common shares
Units
Subscription rights
Total	$150,000,000	$17,385

(1) This registration statement covers an indeterminate number of common shares, warrants, and units that may be sold by the registrant from time to time, for a maximum aggregate offering price of all securities not to exceed $150,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include an indeterminate amount and number of common shares as may be issued upon exercise of warrants or pursuant to any anti-dilution provisions of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include an indeterminate number of common shares that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2) The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(3) Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $15,105.00, which represents the portion of the registration fee previously paid with respect to $150,000,000.00 of unsold securities previously registered on the registration statement on Form F-3 (File No. 333-212651), initially filed on July 22, 2016.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of up to $150,000,000 in the aggregate of the securities identified above from time to time in one or more offerings; and

●	an equity distribution agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $30,000,000 of our common shares in an at-the-market offering that may be issued and sold under an equity distribution agreement with Canaccord Genuity Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus immediately follows the base prospectus. The $30,000,000 of common shares that may be offered, issued and sold under the equity distribution agreement prospectus is included in the $150,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the equity distribution agreement with Canaccord Genuity Inc., any portion of the $30,000,000 included in the equity distribution agreement prospectus will be available for sale in other offerings pursuant to the base prospectus, and if no common shares are sold under the equity distribution agreement prospectus, the full $150,000,000 of securities may be sold in other offerings pursuant to the base prospectus and an accompanying prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated May 15, 2017

$150,000,000

Common Shares

Warrants

Units

Subscription Rights

By this prospectus and an accompanying prospectus supplement, we may from time to time offer and sell, in one or more offerings, up to $150,000,000 in any combination of common shares, warrants, units and subscription rights.

We will provide you with more specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common shares are listed on the NASDAQ Capital Market under the symbol “VBIV.” On May 10, 2017, the closing price of our common shares as reported by the NASDAQ Capital Market was $4.12 per share.

An investment in our common shares involves a high degree of risk. See “Risk Factors” on page 10 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2017.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time we offer securities for sale, we will provide a prospectus supplement that contains specific information about the terms of that offering. Any prospectus supplement may also add or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement that contains this prospectus (including the exhibits thereto) contains additional important information about us and the securities we may offer under this prospectus. Specifically, we have filed certain legal documents that establish the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that establish the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. You may obtain copies of that registration statement and the other reports and documents referenced herein as described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless the context otherwise requires, references to the terms “VBI,” “we,” “us,” “our” and the “Company” refer to VBI Vaccines Inc. and its subsidiaries.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’‘ ‘‘will,’‘ ‘‘should,’‘ ‘‘could,’‘ ‘‘expects,’‘ ‘‘plans,’‘ ‘‘intends,’‘ ‘‘anticipates,’‘ ‘‘believes,’‘ ‘‘estimates,’‘ ‘‘predicts,’‘ ‘‘potential,’‘ or ‘‘continue’‘ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

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OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About VBI Vaccines Inc.

We are a commercial stage biopharmaceutical company developing next generation vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (“HBV”) vaccine that mimics all three viral surface antigens of the hepatitis B virus. Sci-B-Vac™ is approved for use in Israel and 14 other countries. Recently, VBI completed a post-marketing Phase IV clinical study in Israel to confirm a new in-house reference standard for regulatory and quality control purposes. Sci-B-Vac™ has not yet been approved by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”) or Health Canada (“HC”). VBI is currently developing a Phase III clinical program to obtain FDA, EMA, and HC market approvals for commercial sale of Sci-B-Vac™ in the United States, Europe, and Canada, respectively. Our wholly-owned subsidiary, SciVac Ltd., manufactures Sci-B-Vac™ in Rehovot, Israel.

We are also advancing our two platform technologies – our Enveloped Virus-Like Particle (“eVLP”) platform technology and our Lipid Particle Vaccine (“LPV”) technology. Our eVLP platform technology enables the development of enveloped virus-like particle vaccines that closely mimic the target virus to elicit a potent immune response. We are advancing a pipeline of eVLP vaccines, with lead programs in both infectious disease, with our congenital cytomegalovirus (“CMV”) vaccine, and in immuno-oncology, with our therapeutic glioblastoma multiforme (“GBM” or “glioblastoma”) vaccine candidate. Our LPV Thermostability technology is a proprietary formulation of lipids and process that allows vaccines and biologics to preserve stability, potency, and safety at temperatures outside of the most common cold chain storage requirements of 2oC to 8 oC.

VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and manufacturing facilities in Rehovot, Israel.

Our Principal Products

Our principal products include our hepatitis B vaccine, Sci-B-Vac™, our congenital CMV vaccine, our therapeutic GBM vaccine, our eVLP Platform, and our LPV platform.

Sci-B-Vac™

Sci-B-Vac™ is a third generation hepatitis B (“HBV”) vaccine, which is approved for use in Israel and in 14 other countries. First-generation hepatitis B vaccines were plasma-derived and were developed in the U.S. and in France in the late 1970s. In the mid-1980s, second-generation recombinant DNA-based vaccines were constructed using yeasts transfected with DNA sequences coding for the HBV S antigen. These second-generation vaccines are currently used for universal vaccination efforts in many countries worldwide. In contrast to these second-generation HBV vaccines, which contain only one surface antigen of HBV, the S antigen, Sci-B-Vac™ contains all three surface antigens: the S antigen, the pre-S1, and the pre-S2 antigens. Furthermore, Sci-B-Vac™ is produced in mammalian CHO cells whereas second-generation vaccines are produced in yeast. The composition of Sci-B-Vac™ may provide more opportunities for the immune system to respond with antibodies, or neutralizing antibodies, which can recognize one or more components of the HBV virus.

Several clinical studies have demonstrated that Sci-B-Vac™ possesses the following benefits relating to the prevention of the HBV virus:

●	high levels of anti-HBV antibodies, sufficient to confer immune memory for long-term protection against hepatitis B;

●	rapid onset of protection;

●	administration at lower doses than competing hepatitis B vaccines; and

●	free of next-generation adjuvants – Sci-B-Vac™ is adjuvanted with alum.

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In the last two decades, 22 clinical studies in over 4,500 patients have been completed using the current and/or prior formulations of Sci-B-Vac™. Additionally, product distribution data globally estimates that over 300,000 infants and adults have been vaccinated with Sci-B-Vac™. In head-to-head comparative studies, all formulations of Sci-B-Vac™ have consistently demonstrated higher rates of seroprotection earlier in adult populations compared to currently licensed hepatitis B vaccines. The most recent clinical study was a post-marketing Phase IV study conducted in Israel to support the marketing license and to confirm a new in-house reference standard for regulatory and quality control purposes. This study was conducted in 88 healthy, HBV-seronegative males and females between 20 and 40 years of age – 98.8% of participants were seroprotected at month 3, two months after receiving a second dose of Sci-B-Vac™.

Sci-B-Vac™ is generally well-tolerated by patients. During the clinical development and studies of Sci-B-Vac™, approximately 1% of the patients experienced local reactions at the injection site (as commonly observed with the use of most vaccines). The injection site reactions included soreness, pain, tenderness, pruritus, which is itchiness, erythema, which is redness, ecchymosis, which is discoloration of the skin resulting from bleeding underneath the skin, swelling, warmth and nodule formation. These reactions were generally mild and were resolved within two days after vaccination. Additionally fatigue, weakness, headache, fever, malaise, nausea, diarrhea, pharyngitis, which is inflammation of the pharynx, and upper respiratory infection were observed.

We believe the clinical data collected to date from the previous 22 clinical studies is sufficient to support a Phase III clinical program which, when completed, would allow us to seek Marketing Authorization Approval (“MAA”) by the FDA, EMA, and HC. We are in the process of finalizing the protocols, negotiating clinical trial agreements and finalizing clinical sites for the proposed Phase III clinical program.

On February 7, 2017, we announced that we received positive scientific advice from the Committee for Medicinal Products for Human Use (“CHMP”) of the EMA regarding our development path for Sci-B-Vac™ in Europe. In its letter, the CHMP expressed its support of our proposed plan to proceed to the Phase III clinical studies of Sci-B-Vac™. The CHMP also agreed that the product information, as well as data from ongoing studies, supports the Phase III clinical studies and our planned filing of an MAA for Sci-B-Vac™.

On February 22, 2017, we announced that the Biologics and Genetic Therapies Directorate (“BGTD”) of HC expressed its general support and acceptance of our development path for Sci-B-Vac™, in a pre-Clinical Trial Application (“CTA”) meeting. A complete CTA must be filed with and approved by BGTD, and all conditions of BGTD must be met, prior to the initiation of a clinical program in Canada. Given the extensive manufacturing data, licensed clinical efficacy and safety experience of Sci-B-Vac™, BGTD agreed in principle with our overall development strategy. In addition, BGTD agreed that the proposed Phase III program would satisfy the regulatory requirements for marketing authorization in Canada, supporting the indication for active immunization against hepatitis B in adults.

We had similar discussions with the FDA in a pre-IND meeting held on April 10, 2017.

Sci-B-Vac™ is currently manufactured by our wholly-owned subsidiary, SciVac Ltd., in its manufacturing facility in Rehovot, Israel.

Congenital CMV Vaccine Candidate

Our lead program using our eVLP technology targets congenital CMV, which is a leading cause of birth defects. While CMV is a common virus that infects one in every two people in many developed countries, most CMV infections are asymptomatic. However, CMV can cause serious disease in newborns if the mother is infected during pregnancy – this is called congenital CMV infection. Each year approximately 5,000 U.S. infants will develop permanent problems due to CMV infection, including deafness, blindness, and intellectual disability. CMV affects more live births than any other cause of birth defects, including Down Syndrome or Fetal Alcohol Syndrome, making it a key public health priority and a strong candidate for recommended universal vaccination.

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Our vaccine candidate expresses the CMV gB antigen on the surface of the eVLP. Preclinical data demonstrated that the structure of the eVLP platform generated stronger neutralizing antibodies than immunization with the same gB target protein alone. Our CMV vaccine is also adjuvanted with alum, a safe, FDA-approved adjuvant. Our CMV vaccine has shown promise in early preclinical animal models, including in rabbits and in mice, with the ability to generate anti-CMV antibodies and CMV neutralizing responses in both fibroblasts and epithelial cells – two clinically-relevant cell types that are susceptible to CMV infection.

With the acquisition of VBI DE in 2016, a significant R&D priority has been the CMV vaccine candidate’s GMP manufacturing and its clinical development. Our CMV vaccine candidate was designed internally, and its manufacturing and purification processes were designed by the NRC in collaboration with our staff. Such processes and internal knowledge were transferred to our selected GMP manufacturer, Paragon, Bioservices (“Paragon”) and required significant project management expertise and confirmatory R&D studies throughout 2014. In 2015, we engaged a contract research organization, ITR Laboratories Canada Inc., and completed GLP toxicology studies to confirm the safety of the CMV vaccine candidate in animals. We initiated a Phase I clinical study in June 2016 to assess the safety and tolerability of our CMV vaccine candidate in healthy, CMV-negative adults. The study will also assess the vaccine immunogenicity by measuring levels of vaccine-induced CMV neutralizing antibodies. We completed enrollment and initial dosing of 128 participants in September 2016. As of May 2017, all participants had received the third and final immunization in the series. Interim Phase I clinical study results are anticipated mid-year 2017.

Therapeutic GBM Vaccines

We have also applied our eVLP platform in the development of a therapeutic GBM vaccine candidate. GBM is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, however, GBM progresses rapidly and is exceptionally lethal, with median patient survival of less than 16 months.

Developing a broadly applicable GBM immunotherapy requires the identification of antigens, used to direct the immune response, which are consistently expressed on tumor cells. A growing body of research has demonstrated that GBM tumors are susceptible to infection by CMV, with over 90% of GBM tumors expressing CMV antigens. Targeting CMV antigens, therefore, may represent an attractive strategy for GBM immunotherapy.

We intend to create a GBM immunotherapy that will stimulate the patient’s own immune system to identify and kill GBM cancer cells, with the goal of creating a commercially-viable therapy that is more effective and tolerable than current treatments. Leveraging the flexibility and potency of our eVLP platform technology, we are developing a polyvalent therapeutic vaccine candidate designed to direct an immune response against gB and pp65, two CMV antigens that are highly immunogenic targets during natural CMV infection. Our vaccine candidate also includes granulocyte-macrophage colony-stimulating factor (“GM-CSF”), an adjuvant that mobilized dendritic function and enhances Th1-type immunity.

Ex vivo studies demonstrate the vaccine candidate’s ability to induce desired anti-tumor immunity in peripheral blood mononuclear cells (“PBMCs”) harvested from healthy subjects and patients with GBM. GBM patient samples were provided by Columbia University’s Brain Tumor Center. Our vaccine candidate also stimulated both CD4+ and CD8+ T cell responses, characterized by secretion of IFN-g and CCL3, key biomarkers associated with positive clinical outcomes.

VBI expects to file an Investigational New Drug (“IND”) application with the FDA mid-year 2017 to initiate a Phase I/IIa clinical study in patients with GBM.

eVLP Vaccine Platform

On August 11, 2011, VBI Cda acquired the eVLP vaccine technology through the acquisition of ePixis SA. eVLPs are an innovative new class of synthetic vaccines that are designed to closely mimic the structure of viruses. Because of their structural similarity to viruses found in nature, vaccination with a target protein expressed in an eVLP is capable of imparting greater immunity than vaccination with the same recombinant target protein alone. eVLPs are also highly customizable, which allows VBI to rationally design preventative and therapeutic vaccine candidates by controlling the expression of both surface and internal target proteins of interest.

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eVLPs are produced after transient transfection of cells with plasmids encoding the murine leukemia virus (“MLV”) Gag and target surface or internal proteins of interest. The MLV Gag expression induces “budding” of particles from the membrane of transfected cells – the target protein of interest is incorporated into the outer envelope during the budding process. eVLPs are purified using a process designed to yield material with acceptable residual host cell impurities. Batch consistency has also been demonstrated using in vivo potency release assays.

In addition to the $450,000 initial payment for the technology and $75,000 in related transaction costs, we paid approximately $211,000 and $110,000 in milestone payments under the e-Pixis Licensing Agreement in the years ended December 31, 2016 and 2015, respectively.

We expect to continue to explore potential therapeutic and scientific targets where our eVLP platform technology can be used effectively to generate new vaccine programs.

LPV Platform

The LPV thermostability platform is a proprietary formulation and process that allows vaccines and biologics to preserve stability, potency, and safety. Many vaccines and biologics are highly sensitive to temperatues and physical stress. As a consequence, 90% of vaccines are transported and stored in a “cold chain” of temperature-controlled environments between 2oC to 8 oC. Without proper storage, exposure to elevated or freezing temperatures can lead to a loss in potency or reduced safety, limiting protective benefits or therapeutic effects. Additionally, reliance on a cold chain increases vaccine costs by up to 20% and is a significant barrier to patient access in many emerging markets.

Our Lipid Particle Vaccine technology, or “LPV” technology, is a vaccine formulation technology that enables the thermostabilization of vaccines through a proprietary formulation and freeze-drying process. The technology is constituted by three lipids, monopalmitoylglycerol (“MPG”), dicetyl phosphate (“DCP”) and cholesterol mixed in a proprietary ratio with vaccine antigen using a patented method. The resulting mixture is then lyophilized (freeze dried) and can be stored for extended periods of time outside of the cold-chain.

We have active collaborations with both Sanofi Pasteur and GlaxoSmithKline, two of the leading vaccine producers in the world. VBI is working with Sanofi to explore reformulation a Sanofi vaccine candidate to improve stability. Under the terms of the Sanofi Agreement, Sanofi can also acquire certain rights to extend its use of the LPV technology to additional vaccine assets. In February 2016, we entered into the research collaboration with GSK, which provides GSK with the rights to negotiate an exclusive license to the LPV technology for use within a defined field.

In the normal course of our business, we assess and consider potential acquisition, or collaboration opportunities to gain access to, technologies or assets that are adjacent to our core competencies of immunology and formulation development. We are currently exploring this LPV technology further through partnerships with other third-party collaborators.

Our Research and Development Efforts

We invest heavily in R&D. R&D expenses, which includes clinical development and regulatory related costs, were $10 million for the year ended December 31, 2016 and $14.1 million for the year ended December 31, 2015. All R&D was funded by equity, term loan or convertible note financings or government grants and refundable R&D tax credits. Our most significant R&D expense has been, and is expected to continue to be, related mainly to our development of a CMV vaccine candidate and the related eVLP platform. Such R&D expenses are expected to increase significantly as the vaccine moves into the clinical development stage and we explore other vaccine opportunities and/or collaborations.

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With the acquisition of VBI DE in 2016, a significant R&D priority has been the CMV vaccine candidate’s GMP manufacturing and its clinical development. Our CMV vaccine candidate was designed internally, and its manufacturing and purification processes were designed by the NRC in collaboration with our staff. Such processes and internal knowledge were transferred to our selected GMP manufacturer, Paragon, and required significant project management expertise and confirmatory R&D studies throughout 2014. In 2015, we engaged a contract research organization, ITR Laboratories Canada Inc., and completed GLP toxicology studies to confirm the safety of the CMV vaccine candidate in animals. We initiated a Phase I clinical study in June 2016 to assess the safety and tolerability of our CMV vaccine candidate in healthy, CMV-negative adults. The study will also assess the vaccine immunogenicity by measuring levels of vaccine-induced CMV neutralizing antibodies. We completed enrollment and initial dosing of 128 participants in September 2016. As of May 2017, all participants had received the third and final immunization in the series. Interim Phase I clinical study results are anticipated mid-year 2017.

As previously described, we expect to make additional R&D investments in our other eVLP vaccine candidates, and in our LPV platform, which we expect will be driven by partner-led collaborations, if any.

Corporate Information

Our headquarters are located at 222 Third Street, Suite 2241, Cambridge, Massachusetts, 02142. Our primary research facility is located in Ottawa, Ontario, Canada and our Sci-B-Vac™ manufacturing facilities are located in Rehovot, Israel and managed by SciVac Ltd., our wholly-owned subsidiary. Our telephone number at our headquarters is (617) 830-3031. Our registered office is located at 1200 Waterfront Centre, 200 Burrard St, P.O. Box 48600, Vancouver, BC, Canada V7X 1T2.

Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common shares, no par value, are currently traded on The NASDAQ Capital Market and the Toronto Stock Exchange under the ticker symbol “VBIV” and “VBV,” respectively.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that we subsequently file with the SEC that are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include capital expenditures and additions to working capital. When a particular series of securities is offered, the prospectus supplement relating to that series will set forth our intended use for the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities sold by VBI in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF THE SECURITIES THAT MAY BE OFFERED

The following summary of the rights of our common shares is not complete and is subject to and qualified in its entirety by reference to our articles of incorporation, a copy of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”

Description of Common Shares

We are authorized to issue an unlimited number of common shares with no par value.

As of May 15, 2017, we had 40,060,622 common shares outstanding. Our authorized but unissued common shares are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of May 15, 2017, there are 3,120,525 outstanding equity grants and awards which include: 2,465,026 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $4.36 per share; and 655,499 common shares issuable upon the vesting of stock awards having a weighted average fair value at grant date of $3.93 per share.

Holders of our common shares are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The common shares are neither redeemable or convertible. Holders of common shares have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common shares is entitled to one vote for each such share outstanding in the holder’s name. No holder of common shares is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to receive pro rata our assets which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding common shares are fully paid and non-assessable. The common shares offered by this prospectus will also be fully paid and non-assessable.

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On May 10, 2017, the last sale price of our common shares on the NASDAQ Capital Market was $4.12 per share. The transfer agent and registrar for our common shares is Computershare. Its address is 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9, and its telephone number is (604) 661-9442.

Registration Rights

Pursuant to the warrant issued to Perceptive Credit Holdings, LP (the “Lender”) in accordance with that certain Amended and Restated Credit Agreement and Guaranty, as may be amended from time to time in accordance with its terms, at any time after the one hundred eightieth day following the original issue date of the warrant, which was December 6, 2016, the Lender, or its assignees, may request that we register all or any portion of the common shares underlying the warrant for sale on a registration statement under the Securities Act.

In addition, if at any time we propose to register any of our common shares under the Securities Act for public sale either for our own account or for the account of other shareholders, the holder of the warrant is entitled to notice of the registration and may request that we include all or a portion of the common shares in the registration. These piggyback registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under specified circumstances. The Lender has waived these rights as they may apply to the filing of the registration statement of which this prospectus is a part.

As of May 15, 2017, there are 2,068,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $3.63 per share.

Description of Warrants

Warrants to Purchase Common Shares

We may issue warrants for the purchase of our common shares, which we refer to in this prospectus as “equity warrants”. As explained below, each equity warrant would entitle its holder to purchase our equity securities at an exercise price set forth in, or to be determined as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with other securities. Any equity warrants would be issued under equity warrant agreements.

The particular terms of each issue of equity warrants and the equity warrant agreement relating to the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum number of the equity warrants that may be exercised at any one time;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants;

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants; and

●	the exercise price.

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Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Description of Units

We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. A prospectus supplement will describe the specific terms of the units offered under that prospectus supplement, and any special considerations applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement and incorporated documents. The terms of any units offered under a prospectus supplement may differ from the terms described below.

General

We may issue units consisting of common shares, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement and any incorporated documents the terms of the series of units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued; and

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Shares,” and “Description of Warrants” will apply to each unit and to any common shares or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

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Title

We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Subscription Rights

We may issue subscription rights to purchase common shares or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each common share or other securities upon the exercise of the subscription rights;

●	the number of subscription rights issued to each shareholder;

●	the number and terms of the common shares or other securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, see “Where You Can Find More Information”. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the NASDAQ Capital Market or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	otherwise through any other method permitted by applicable law or a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver common shares to an underwriter, broker or dealer, who will then resell or transfer the common shares under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the common shares by underwriters, brokers or dealers;

●	sell common shares short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require the delivery of common shares to an underwriter, broker or dealer, who will then resell or transfer the common shares under this prospectus; or

●	loan or pledge the common shares to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. Any prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

●	any commissions allowed or paid to agents;

●	any other offering expenses;

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●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed for certain expenses.

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Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares during and after this offering, but those underwriters will not be obligated to do so and may discontinue any market making at any time. Specifically, the underwriters may over-allot or otherwise create a short position in the common shares for their own accounts by selling more common shares than have been sold to them by us. The underwriters may elect to cover any such short position by purchasing common shares in the open market or by exercising the over-allotment option granted to the underwriters. In addition, the underwriters may stabilize or maintain the price of the common shares by bidding for or purchasing common shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if common shares previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common shares at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common shares to the extent that it discourages resales of the common shares. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common shares. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common shares offered in this prospectus by any person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to our activities.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

Any broker-dealer participating in the distribution of the common shares may be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Borden Ladner Gervais LLP.

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EXPERTS

The consolidated balance sheets of VBI Vaccines Inc. and subsidiaries as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Smythe LLP, independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Smythe LLP’s report, given on their authority as experts in accounting and auditing.

Peterson Sullivan LLP, independent registered public accounting firm, has audited the consolidated financial statements of VBI Vaccines (Delaware) Inc., our wholly-owned subsidiary, as set forth in its report thereon which is included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3) (SEC File No. 333-208761) and incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.vbivaccines.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 20, 2017;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the year fiscal year ended December 31, 2016, as filed with the SEC on May 15, 2017;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the SEC on May 15, 2017;

●	our Current Reports on Form 8-K filed with the SEC on March 30, 2017 (other than the portions of the filing that were furnished rather than filed) and April 20, 2017;

●	the description of our common shares which is included in the Form 8-A filed with the SEC on May 5, 2016; and

●	the consolidated financial statements of VBI Vaccines (Delaware) Inc. for the years ended December 31, 2014 and 2015 included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3) (SEC File No. 333-208761).

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to VBI Vaccines Inc., 222 Third Street, Suite 2241, Cambridge, MA 02142 Attn: Chief Financial Officer, (617) 830-3031 x123.

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$150,000,000

Common Shares

Warrants

Units

Subscription Rights

Prospectus

, 2017

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)

Dated May 15, 2017

Up to $30,000,000 of Common Shares

We have entered into an equity distribution agreement with Canaccord Genuity Inc. relating to our common shares offered by this prospectus. In accordance with the terms of the equity distribution agreement, under this prospectus we may offer and sell our common shares, no par value, having an aggregate offering price of up to $30,000,000 from time to time through Canaccord Genuity Inc., acting as sales agent.

Our common shares are listed on The NASDAQ Capital Market and the Toronto Stock Exchange under the symbol “VBIV” and “VBV,” respectively. On May 10, 2017, the last reported sale price of our common shares on The NASDAQ Capital Market was $4.12 per share.

Sales of our common shares, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The NASDAQ Capital Market, the primary trading market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. While there is no requirement that Canaccord Genuity Inc. sell any specific number or dollar amount of securities, it will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the common shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Canaccord Genuity Inc. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Canaccord Genuity Inc. will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our common shares on our behalf, Canaccord Genuity Inc. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Canaccord Genuity Inc. will be deemed to be underwriting commissions or discounts.

An investment in our common shares involves a high degree of risk. See “Risk Factors” on page S-10 of this prospectus for more information on these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2017.

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S-ii

ABOUT THIS PROSPECTUS

This prospectus relates to the offering of our common shares. Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” This equity distribution agreement prospectus is deemed a prospectus supplement to the base prospectus contained in the registration statement of which this prospectus forms a part. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the specific terms of the common shares we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Canaccord Genuity Inc. (“Canaccord”), has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Canaccord is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.”

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus, unless the context otherwise requires, references to the terms “VBI,” “we,” “us,” “our” and the “Company” refer to VBI Vaccines Inc. and its subsidiaries. When we refer to “you,” we mean the holders of common shares of the Company.

Sci-B-Vac™ and LPV™ and our other logos and trademarks are the property of VBI or its subsidiaries. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Our use or display of other parties’ trademarks, trade dress or products in this prospectus does not imply that we have a relationship with, or the endorsement or sponsorship of, the trademark or trade dress owners.

S-1

MARKET, INDUSTRY AND OTHER DATA

This prospectus, including the information incorporated by reference, contains estimates, projections and other information concerning our industry, our business, and the markets for certain products, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is based on a number of assumptions and is inherently subject to uncertainties, including those described in “Risk Factors” and elsewhere in this prospectus and documents incorporated by reference in this prospectus, and actual events or circumstances may differ materially from events and circumstances reflected in this information. You are cautioned not to give undue weight to such estimates, projections and other information.

Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements in this prospectus and any accompanying prospectus supplement include, without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth and competition; and (iii) other risks and uncertainties indicated from time to time in our filings with the SEC. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, but are not limited to, the rate and degree of market acceptance of our products, our ability to develop and market new and enhanced products, our ability to obtain financing as and when we need it, competition from existing and new products and our ability to effectively react to other risks and uncertainties described from time to time in our SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’‘ ‘‘will,’‘ ‘‘should,’‘ ‘‘could,’‘ ‘‘expects,’‘ ‘‘plans,’‘ ‘‘intends,’‘ ‘‘anticipates,’‘ ‘‘believes,’‘ ‘‘estimates,’‘ ‘‘predicts,’‘ ‘‘potential,’‘ or ‘‘continue’‘ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly update or review any forward-looking statement.

S-3

PROSPECTUS SUMMARY

OUR BUSINESS

This is only a summary and may not contain all the information that is important to you. You should carefully read both this prospectus and any accompanying prospectus supplement and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

About VBI Vaccines Inc.

We are a commercial stage biopharmaceutical company developing next generation vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (“HBV”) vaccine that mimics all three viral surface antigens of the hepatitis B virus. Sci-B-Vac™ is approved for use in Israel and 14 other countries. Recently, VBI completed a post-marketing Phase IV clinical study in Israel to confirm a new in-house reference standard for regulatory and quality control purposes. Sci-B-Vac™ has not yet been approved by the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”) or Health Canada (“HC”). VBI is currently developing a Phase III clinical program to obtain FDA, EMA, and HC market approvals for commercial sale of Sci-B-Vac™ in the United States, Europe, and Canada, respectively. Our wholly-owned subsidiary, SciVac Ltd., manufactures Sci-B-Vac™ in Rehovot, Israel.

We are also advancing our two platform technologies – our Enveloped Virus-Like Particle (“eVLP”) platform technology and our Lipid Particle Vaccine (“LPV”) technology. Our eVLP platform technology enables the development of enveloped virus-like particle vaccines that closely mimic the target virus to elicit a potent immune response. We are advancing a pipeline of eVLP vaccines, with lead programs in both infectious disease, with our congenital cytomegalovirus (“CMV”) vaccine, and in immuno-oncology, with our therapeutic glioblastoma multiforme (“GBM” or “glioblastoma”) vaccine candidate. Our LPV Thermostability technology is a proprietary formulation of lipids and process that allows vaccines and biologics to preserve stability, potency, and safety at temperatures outside of the most common cold chain storage requirements of 2oC to 8 oC.

VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and manufacturing facilities in Rehovot, Israel.

Our Principal Products

Our principal products include our hepatitis B vaccine, Sci-B-Vac™, our congenital CMV vaccine, our therapeutic GBM vaccine, our eVLP Platform, and our LPV platform.

Sci-B-Vac™

Sci-B-Vac™ is a third generation hepatitis B (“HBV”) vaccine, which is approved for use in Israel and in 14 other countries. First-generation hepatitis B vaccines were plasma-derived and were developed in the U.S. and in France in the late 1970s. In the mid-1980s, second-generation recombinant DNA-based vaccines were constructed using yeasts transfected with DNA sequences coding for the HBV S antigen. These second-generation vaccines are currently used for universal vaccination efforts in many countries worldwide. In contrast to these second-generation HBV vaccines, which contain only one surface antigen of HBV, the S antigen, Sci-B-Vac™ contains all three surface antigens: the S antigen, the pre-S1, and the pre-S2 antigens. Furthermore, Sci-B-Vac™ is produced in mammalian CHO cells whereas second-generation vaccines are produced in yeast. The composition of Sci-B-Vac™ may provide more opportunities for the immune system to respond with antibodies, or neutralizing antibodies, which can recognize one or more components of the HBV virus.

Several clinical studies have demonstrated that Sci-B-Vac™ possesses the following benefits relating to the prevention of the HBV virus:

●	high levels of anti-HBV antibodies, sufficient to confer immune memory for long-term protection against hepatitis B;

●	rapid onset of protection;

●	administration at lower doses than competing hepatitis B vaccines; and

●	free of next-generation adjuvants – Sci-B-Vac™ is adjuvanted with alum.

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In the last two decades, 22 clinical studies in over 4,500 patients have been completed using the current and/or prior formulations of Sci-B-Vac™. Additionally, product distribution data globally estimates that over 300,000 infants and adults have been vaccinated with Sci-B-Vac™. In head-to-head comparative studies, all formulations of Sci-B-Vac™ have consistently demonstrated higher rates of seroprotection earlier in adult populations compared to currently licensed hepatitis B vaccines. The most recent clinical study was a post-marketing Phase IV study conducted in Israel to support the marketing license and to confirm a new in-house reference standard for regulatory and quality control purposes. This study was conducted in 88 healthy, HBV-seronegative males and females between 20 and 40 years of age – 98.8% of participants were seroprotected at month 3, two months after receiving a second dose of Sci-B-Vac™.

Sci-B-Vac™ is generally well-tolerated by patients. During the clinical development and studies of Sci-B-Vac™, approximately 1% of the patients experienced local reactions at the injection site (as commonly observed with the use of most vaccines). The injection site reactions included soreness, pain, tenderness, pruritus, which is itchiness, erythema, which is redness, ecchymosis, which is discoloration of the skin resulting from bleeding underneath the skin, swelling, warmth and nodule formation. These reactions were generally mild and were resolved within two days after vaccination. Additionally fatigue, weakness, headache, fever, malaise, nausea, diarrhea, pharyngitis, which is inflammation of the pharynx, and upper respiratory infection were observed.

We believe the clinical data collected to date from the previous 22 clinical studies is sufficient to support a Phase III clinical program which, when completed, would allow us to seek Marketing Authorization Approval (“MAA”) by the FDA, EMA, and HC. We are in the process of finalizing the protocols, negotiating clinical trial agreements and finalizing clinical sites for the proposed Phase III clinical program.

On February 7, 2017, we announced that we received positive scientific advice from the Committee for Medicinal Products for Human Use (“CHMP”) of the EMA regarding our development path for Sci-B-Vac™ in Europe. In its letter, the CHMP expressed its support of our proposed plan to proceed to the Phase III clinical studies of Sci-B-Vac™. The CHMP also agreed that the product information, as well as data from ongoing studies, supports the Phase III clinical studies and our planned filing of an MAA for Sci-B-Vac™.

On February 22, 2017, we announced that the Biologics and Genetic Therapies Directorate (“BGTD”) of HC expressed its general support and acceptance of our development path for Sci-B-Vac™, in a pre-Clinical Trial Application (“CTA”) meeting. A complete CTA must be filed with and approved by BGTD, and all conditions of BGTD must be met, prior to the initiation of a clinical program in Canada. Given the extensive manufacturing data, licensed clinical efficacy and safety experience of Sci-B-Vac™, BGTD agreed in principle with our overall development strategy. In addition, BGTD agreed that the proposed Phase III program would satisfy the regulatory requirements for marketing authorization in Canada, supporting the indication for active immunization against hepatitis B in adults.

We had similar discussions with the FDA in a pre-IND meeting held on April 10, 2017.

Sci-B-Vac™ is currently manufactured by our wholly-owned subsidiary, SciVac Ltd., in its manufacturing facility in Rehovot, Israel.

Congenital CMV Vaccine Candidate

Our lead program using our eVLP technology targets congenital CMV, which is a leading cause of birth defects. While CMV is a common virus that infects one in every two people in many developed countries, most CMV infections are asymptomatic. However, CMV can cause serious disease in newborns if the mother is infected during pregnancy – this is called congenital CMV infection. Each year approximately 5,000 U.S. infants will develop permanent problems due to CMV infection, including deafness, blindness, and intellectual disability. CMV affects more live births than any other cause of birth defects, including Down Syndrome or Fetal Alcohol Syndrome, making it a key public health priority and a strong candidate for recommended universal vaccination.

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Our vaccine candidate expresses the CMV gB antigen on the surface of the eVLP. Preclinical data demonstrated that the structure of the eVLP platform generated stronger neutralizing antibodies than immunization with the same gB target protein alone. Our CMV vaccine is also adjuvanted with alum, a safe, FDA-approved adjuvant. Our CMV vaccine has shown promise in early preclinical animal models, including in rabbits and in mice, with the ability to generate anti-CMV antibodies and CMV neutralizing responses in both fibroblasts and epithelial cells – two clinically-relevant cell types that are susceptible to CMV infection.

With the acquisition of VBI DE in 2016, a significant R&D priority has been the CMV vaccine candidate’s GMP manufacturing and its clinical development. Our CMV vaccine candidate was designed internally, and its manufacturing and purification processes were designed by the NRC in collaboration with our staff. Such processes and internal knowledge were transferred to our selected GMP manufacturer, Paragon Bioservices (“Paragon”), and required significant project management expertise and confirmatory R&D studies throughout 2014. In 2015, we engaged a contract research organization, ITR Laboratories Canada Inc., and completed GLP toxicology studies to confirm the safety of the CMV vaccine candidate in animals. We initiated a Phase I clinical study in June 2016 to assess the safety and tolerability of our CMV vaccine candidate in healthy, CMV-negative adults. The study will also assess the vaccine immunogenicity by measuring levels of vaccine-induced CMV neutralizing antibodies. We completed enrollment and initial dosing of 128 participants in September 2016. As of May 2017, all participants had received the third and final immunization in the series. Interim Phase I clinical study results are anticipated mid-year 2017.

Therapeutic GBM Vaccines

We have also applied our eVLP platform in the development of a therapeutic GBM vaccine candidate. GBM is among the most common and aggressive malignant primary brain tumors in humans. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, however, GBM progresses rapidly and is exceptionally lethal, with median patient survival of less than 16 months.

Developing a broadly applicable GBM immunotherapy requires the identification of antigens, used to direct the immune response, which are consistently expressed on tumor cells. A growing body of research has demonstrated that GBM tumors are susceptible to infection by CMV, with over 90% of GBM tumors expressing CMV antigens. Targeting CMV antigens, therefore, may represent an attractive strategy for GBM immunotherapy.

We intend to create a GBM immunotherapy that will stimulate the patient’s own immune system to identify and kill GBM cancer cells, with the goal of creating a commercially-viable therapy that is more effective and tolerable than current treatments. Leveraging the flexibility and potency of our eVLP platform technology, we are developing a polyvalent therapeutic vaccine candidate designed to direct an immune response against gB and pp65, two CMV antigens that are highly immunogenic targets during natural CMV infection. Our vaccine candidate also includes granulocyte-macrophage colony-stimulating factor (“GM-CSF”), an adjuvant that mobilized dendritic function and enhances Th1-type immunity.

Ex vivo studies demonstrate the vaccine candidate’s ability to induce desired anti-tumor immunity in peripheral blood mononuclear cells (“PBMCs”) harvested from healthy subjects and patients with GBM. GBM patient samples were provided by Columbia University’s Brain Tumor Center. Our vaccine candidate also stimulated both CD4+ and CD8+ T cell responses, characterized by secretion of IFN-g and CCL3, key biomarkers associated with positive clinical outcomes.

VBI expects to file an Investigational New Drug (“IND”) application with the FDA mid-year 2017 to initiate a Phase I/IIa clinical study in patients with GBM.

eVLP Vaccine Platform

On August 11, 2011, VBI Cda acquired the eVLP vaccine technology through the acquisition of ePixis. eVLPs SA. are an innovative new class of synthetic vaccines that are designed to closely mimic the structure of viruses. Because of their structural similarity to viruses found in nature, vaccination with a target protein expressed in an eVLP is capable of imparting greater immunity than vaccination with the same recombinant target protein alone. eVLPs are also highly customizable, which allows VBI to rationally design preventative and therapeutic vaccine candidates by controlling the expression of both surface and internal target proteins of interest.

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eVLPs are produced after transient transfection of cells with plasmids encoding the murine leukemia virus (“MLV”) Gag and target surface or internal proteins of interest. The MLV Gag expression induces “budding” of particles from the membrane of transfected cells – the target protein of interest is incorporated into the outer envelope during the budding process. eVLPs are purified using a process designed to yield material with acceptable residual host cell impurities. Batch consistency has also been demonstrated using in vivo potency release assays.

In addition to the $450,000 initial payment for the technology and $75,000 in related transaction costs, we paid approximately $211,000 and $110,000 in milestone payments under the e-Pixis Licensing Agreement in the years ended December 31, 2016 and 2015, respectively.

We expect to continue to explore potential therapeutic and scientific targets where our eVLP platform technology can be used effectively to generate new vaccine programs.

LPV Platform

The LPV thermostability platform is a proprietary formulation and process that allows vaccines and biologics to preserve stability, potency, and safety. Many vaccines and biologics are highly sensitive to temperatues and physical stress. As a consequence, 90% of vaccines are transported and stored in a “cold chain” of temperature-controlled environments between 2oC to 8 oC. Without proper storage, exposure to elevated or freezing temperatures can lead to a loss in potency or reduced safety, limiting protective benefits or therapeutic effects. Additionally, reliance on a cold chain increases vaccine costs by up to 20% and is a significant barrier to patient access in many emerging markets.

Our Lipid Particle Vaccine technology, or “LPV” technology, is a vaccine formulation technology that enables the thermostabilization of vaccines through a proprietary formulation and freeze-drying process. The technology is constituted by three lipids, monopalmitoylglycerol (“MPG”), dicetyl phosphate (“DCP”) and cholesterol mixed in a proprietary ratio with vaccine antigen using a patented method. The resulting mixture is then lyophilized (freeze dried) and can be stored for extended periods of time outside of the cold-chain.

We have active collaborations with both Sanofi Pasteur and GlaxoSmithKline, two of the leading vaccine producers in the world. VBI is working with Sanofi to explore reformulation a Sanofi vaccine candidate to improve stability. Under the terms of the Sanofi Agreement, Sanofi can also acquire certain rights to extend its use of the LPV technology to additional vaccine assets. In February 2016, we entered into the research collaboration with GSK, which provides GSK with the rights to negotiate an exclusive license to the LPV technology for use within a defined field.

In the normal course of our business, we assess and consider potential acquisition, or collaboration opportunities to gain access to, technologies or assets that are adjacent to our core competencies of immunology and formulation development. We are currently exploring this LPV technology further through partnerships with other third-party collaborators.

Our Research and Development Efforts

We invest heavily in R&D. R&D expenses, which includes clinical development and regulatory related costs, were $10 million for the year ended December 31, 2016 and $14.1 million for the year ended December 31, 2015. All R&D was funded by equity, term loan or convertible note financings or government grants and refundable R&D tax credits. Our most significant R&D expense has been, and is expected to continue to be, related mainly to our development of a CMV vaccine candidate and the related eVLP platform. Such R&D expenses are expected to increase significantly as the vaccine moves into the clinical development stage and we explore other vaccine opportunities and/or collaborations.

With the acquisition of VBI DE in 2016, a significant R&D priority has been the CMV vaccine candidate’s GMP manufacturing and its clinical development. Our CMV vaccine candidate was designed internally, and its manufacturing and purification processes were designed by the NRC in collaboration with our staff. Such processes and internal knowledge were transferred to our selected GMP manufacturer, Paragon, and required significant project management expertise and confirmatory R&D studies throughout 2014. In 2015, we engaged a contract research organization, ITR Laboratories Canada Inc., and completed GLP toxicology studies to confirm the safety of the CMV vaccine candidate in animals. We initiated a Phase I clinical study in June 2016 to assess the safety and tolerability of our CMV vaccine candidate in healthy, CMV-negative adults. The study will also assess the vaccine immunogenicity by measuring levels of vaccine-induced CMV neutralizing antibodies. We completed enrollment and initial dosing of 128 participants in September 2016. As of May 2017, all participants had received the third and final immunization in the series. Interim Phase I clinical study results are anticipated mid-year 2017.

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As previously described, we expect to make additional R&D investments in our other eVLP vaccine candidates, and in our LPV platform, which we expect will be driven by partner-led collaborations, if any.

Corporate Information

Our headquarters are located at 222 Third Street, Suite 2241, Cambridge, Massachusetts, 02142. Our primary research facility is located in Ottawa, Ontario, Canada and our Sci-B-Vac manufacturing facilities are located in Rehovot, Israel and managed by SciVac Ltd., our wholly-owned subsidiary. Our telephone number at our headquarters is (617) 830-3031. Our registered office is located at 1200 Waterfront Centre, 200 Burrard St, P.O. Box 48600, Vancouver, BC, Canada V7X 1T2.

Additional information about us is available on our website at www.vbivaccines.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus. Our common shares, no par value, are currently traded on The NASDAQ Capital Market and the Toronto Stock Exchange under the ticker symbol “VBIV” and “VBV,” respectively.

For a description of our business, financial condition, results of operations and other important information regarding us, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

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THE OFFERING

Common shares offered by us	Our common shares having an aggregate offering price of up to $30,000,000.

Common shares outstanding after this offering	47,342,175 common shares (as more fully described in the notes following this table), assuming the sale by us of 7,281,553 common shares in this offering at an assumed offering price of $4.12 per share, which was the last reported sale price of our common shares on The NASDAQ Capital Market on May 10, 2017, for aggregate proceeds of up to $30,000,000. The actual number of shares issued will vary depending on the sales price under this offering

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, Canaccord Genuity Inc. (“Cannacord”). See “Plan of Distribution” on page S-14.

Use of proceeds	We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include, among other things, increasing our working capital and funding clinical development, regulatory, research and development, general and administrative, and capital expenditures. See “Use of Proceeds” on page S-11.

Risk factors	You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our common shares.

Symbol on The NASDAQ Capital Market	VBIV

Symbol on the Toronto Stock Exchange	VBV

The number of common shares to be outstanding after this offering is based on 40,060,622 common shares outstanding as of March 31, 2017, and excludes, in each case as of March 31, 2017:

●	3,1250,525 outstanding equity grants and awards which include: 2,465,026 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $4.36 per share; and 655,499 common shares issuable upon the vesting of stock awards having a weighted average fair value at grant date of $3.93 per share;

●	572,287 common shares reserved for issuance under our equity incentive plans; and

●	2,068,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $3.63 per share.

In addition, until June 20, 2017, if we issue shares at a purchase price per share less than $4.1624, then we will be required to issue additional common shares pursuant to the terms and conditions of the share purchase agreement, dated June 20, 2016, based on a weighted average adjustment formula.

Unless otherwise stated, all information contained in this prospectus reflects an assumed public offering price of $4.12 per share, which was the last reported sale price of our common shares on The NASDAQ Capital Market on May 10, 2017.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and in other documents that we subsequently file with the SEC that are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Relating to this Offering

Resales of our common shares in the public market during this offering by our shareholders may cause the market price of our common shares to fall.

We may issue common shares from time to time in connection with this offering. The issuance from time to time of these new common shares, or our ability to issue new common shares in this offering, could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common shares.

You may experience immediate and substantial dilution in the net tangible book value per common shares you purchase.

The price per common shares being offered may be higher than the net tangible book value per common shares outstanding prior to this offering. Assuming that an aggregate of 7,281,553 shares are sold at a price of $4.12 per share, the last reported sale price of our common shares on The NASDAQ Capital Market on May 10, 2017, for aggregate proceeds of $30,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $3.32 per share, representing the difference between the as adjusted net tangible book value per common share as March 31, 2017 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

Until June 20, 2017, we may be required to issue additional common shares to the investors who purchased our common shares in a private placement in June 2016 as a result of a weighted average anti-dilution adjustment provision in the share purchase agreement entered into in such private placement, which would be dilutive to all of our stockholders, including new investors in this offering.

The share purchase agreement, dated June 20, 2016, pursuant to which we sold an aggregate of 3,269,688 of our common shares in a private placement at a purchase price of $4.1624 per share, contains a weighted average anti-dilution adjustment provision that provides that if we, during 12 months from June 20, 2016, issue or sell any common shares or common share equivalents at a purchase price less than $4.1624, we will be required, subject to certain limitations and adjustments as provided in the share purchase agreement, to issue additional common shares to each investor in an amount equal to the number determined by dividing such investor’s investment amount in the private placement offering by the revised purchase price, less the number of common shares purchased by such investor in the private placement offering.. To the extent we issue common shares in this offering at a per share price less than $4.1624, then we will be required to issue additional common shares and our shareholders and new investors in this offering will experience dilution of their ownership interest in the Company.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.

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If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our share price and trading volume could decline.

The trading market for our common shares will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our shares, or if our results of operations do not meet their expectations, our share price could decline.

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include, among other things, increasing our working capital and funding clinical development and regulatory, research and development, general and administrative, and capital expenditures as more fully described in the section entitled “Use of Proceeds.” You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common shares. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our share price to decline.

Because we do not intend to declare cash dividends on our common shares in the foreseeable future, shareholders must rely on appreciation of the value of our common shares for any return on their investment.

We have never declared or paid cash dividends on our common shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common shares, if any, will provide a return to investors in this offering for the foreseeable future.

USE OF PROCEEDS

We may issue and sell common shares having aggregate sales proceeds of up to $30,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of common shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the equity distribution agreement with Canaccord as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, increasing our working capital and funding clinical development, regulatory, research and development, general and administrative, and capital expenditures.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the net proceeds of this offering. Our management will have significant flexibility in applying the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of these net proceeds. Pending the uses described above, we intend to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common shares and do not anticipate paying any cash dividends in the foreseeable future. We expect to retain available cash to finance ongoing operations and the potential growth of our business. Any future determination to pay dividends on our common shares will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, business prospects and other factors our board of directors may deem relevant, and subject to the restrictions contained in any future financing instruments.

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DILUTION

Our net tangible book value as of March 31, 2017 was approximately $7.4 million, or $0.19 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of March 31, 2017. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common shares in this offering and the as adjusted net tangible book value per common share immediately after giving effect to this offering.

After giving effect to the sale of our common shares in the aggregate amount of $30,000,000 in this offering at an assumed offering price of $4.12, the last reported sale price of our common shares on The NASDAQ Capital Market on May 10, 2017, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $36.3 million, or $0.77 per share. This represents an immediate increase in net tangible book value of $0.61 per share to existing shareholders and immediate dilution in net tangible book value of $3.32 per share to new investors purchasing our common shares in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$4.12
Net tangible book value per share as of March 31, 2017	$0.19
Increase per share attributable to the offering	$0.61
As adjusted net tangible book value per share after this offering	$0.80
Dilution per share attributable to new investors		$3.32

The common shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the common shares are sold from the assumed offering price of $4.12 per share shown in the table above, assuming all of our common shares in the aggregate amount of $30,000,000 is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $0.82 per share and would increase the dilution in net tangible book value per share to new investors to $4.30 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the common shares are sold from the assumed offering price of $4.12 per share shown in the table above, assuming all of our common shares in the aggregate amount of $30,000,000 is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $0.77 per share and would decrease the dilution in net tangible book value per share to new investors to $2.34 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 40,060,622 common shares outstanding as of March 31, 2017, and exclude as of that date:

●	3,120,525 outstanding equity grants and awards which include: 2,465,026 common shares issuable upon the exercise of outstanding options having a weighted average exercise price of $4.36 per share; and 655,499 common shares issuable upon the vesting of stock awards having a weighted average fair value at grant date of $3.93 per share;

●	572,287 common shares reserved for issuance under our equity incentive plans; and

●	2,068,824 common shares issuable upon the exercise of outstanding warrants having a weighted average exercise price of $3.63 per share.

If all of the above issued options and warrants were exercised, the pro forma net tangible book value per common share after giving effect to this offering would be $0.16 per share, and the dilution in net tangible book value per share to investors in this offering would be $3.42 per share. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

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PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Canaccord under which we may issue and sell our common shares having an aggregate gross sales price of up to $30,000,000 from time to time through Canaccord acting as agent. The equity distribution agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Upon delivery of a placement notice and subject to the terms and conditions of the equity distribution agreement, Canaccord may sell our common shares by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our common shares or to or through a market maker. Canaccord may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We may instruct Canaccord not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or Canaccord may suspend the offering of common shares upon notice and subject to other conditions.

We will pay Canaccord commissions, in cash, for its services in acting as agent in the sale of our common shares. Canaccord will be entitled to compensation at a fixed commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Canaccord for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to Canaccord under the terms of the equity distribution agreement, will be approximately $250,000.

Settlement for sales of common shares will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and Canaccord in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Canaccord may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Canaccord will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the equity distribution agreement. In connection with the sale of the common shares on our behalf, Canaccord will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Canaccord will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Canaccord against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the equity distribution agreement will terminate automatically upon the sale of all of our common shares subject to the equity distribution agreement or as otherwise permitted therein. We and Canaccord may each terminate the equity distribution agreement at any time upon 10 days’ prior written notice.

Any portion of the $30,000,000 included in this prospectus that is not sold or included in an active placement notice pursuant to the equity distribution agreement is available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the equity distribution agreement, the full $30,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus.

Canaccord and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Canaccord will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus.

This prospectus in electronic format may be made available on a website maintained by Canaccord and Canaccord may distribute this prospectus electronically.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Borden Ladner Gervais LLP. Canaccord is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated balance sheets of VBI Vaccines Inc. and subsidiaries as of December 31, 2016, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Smythe LLP, independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2015 included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in this registration statement. Our consolidated financial statements are incorporated by reference in reliance on Smythe LLP’s report, given on their authority as experts in accounting and auditing.

Peterson Sullivan LLP, independent registered public accounting firm, has audited the consolidated financial statements of VBI Vaccines (Delaware) Inc., our wholly-owned subsidiary, as set forth in its report thereon which is included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3) (SEC File No. 333-208761) and incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.vbivaccines.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

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●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the SEC on March 20, 2017;

●	our Amendment No. 1 to our Annual Report on Form 10-K/A for the year fiscal year ended December 31, 2016, as filed with the SEC on May 15, 2017;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, as filed with the SEC on May 15, 2017;

●	our Current Reports on Form 8-K filed with the SEC on March 30, 2017 (other than the portions of the filing that were furnished rather than filed) and April 20, 2017;

●	the description of our common shares which is included in the Form 8-A filed with the SEC on May 5, 2016; and

●	the consolidated financial statements of VBI Vaccines (Delaware) Inc. for the years ended December 31, 2014 and 2015 included in our prospectus filed on April 8, 2016 pursuant to Rule 424(b)(3) (SEC File No. 333-208761).

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K), after the date of this prospectus and before the termination or completion of this offering (including all such documents filed with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to VBI Vaccines Inc., 222 Third Street, Suite 2241, Cambridge, MA 02142 Attn: Chief Financial Officer, (617) 830-3031 x123.

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$30,000,000

Common shares

Prospectus

Canaccord Genuity

, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth the expenses and costs expected to be incurred by VBI Vaccines Inc. in connection with the distribution of its securities being registered in this registration statement. All amounts other than the SEC registration fee are estimates.

SEC registration fee	$17,385	(1)
Transfer agent’s fees and expenses	$ *
Legal fees and expenses	$ *
Accounting fees and expenses	$ *
Miscellaneous fees and expenses	$ *

Total	$ *

(1) Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fee due under this registration statement by $15,105.00, which represents the portion of the registration fee previously paid with respect to $150,000,000.00 of unsold securities previously registered on the registration statement on Form F-3 (File No. 333-212651), initially filed on July 22, 2016.

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement, information incorporated by reference or related free writing prospectus.

Item 15. Indemnification of Officers and Directors.

Article 21, Section 21.2 of VBI’s articles requires VBI, subject to the British Columbia Business Corporations Act (the “BCA”), to indemnify a director, former director or alternate director and his or her heirs and legal representatives against all eligible penalties to which such person is or may be liable and after the disposition of an eligible proceeding pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

Pursuant to Article 21, Section 21.3, VBI may indemnify any other person subject to the restrictions of the BCA.

Prior to the final disposition, VBI may pay, as they are incurred, the expenses actually and reasonably incurred by an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, if VBI first receives from such person a written undertaking that if the indemnification is ultimately determined to be prohibited pursuant to the BCA, such person will repay the amounts advanced.

Indemnification under the BCA is prohibited if any of the following circumstances apply: (1) if the indemnity or payment is made under an earlier agreement and at the time the agreement to indemnify or pay expenses was made the company was prohibited from doing so under its memorandum or articles; (2) if the indemnity or payment is made otherwise than under an earlier agreement and at the time the indemnity or payment is made, the company is prohibited from doing so under its memorandum or articles; (3) if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation; or (4) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party, or the heirs and personal or other legal representatives in respect of that proceeding, by or on behalf of VBI or an associated corporation, VBI must not indemnify that person for any penalties such person is or may be liable for and must not pay the expenses of that person in respect of the proceeding.

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Item 16. Exhibits.

The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description of Document
1.1	Underwriting Agreement*
1.2	Equity Distribution Agreement, dated May 15, 2017, by and between the Company and Canaccord Genuity Inc.
2.1	Agreement and Plan of Merger dated as of October 26, 2015 (attached as Annex A to the proxy statement/prospectus which forms part of the registrant’s registration statement on Form F-4, filed with the SEC on December 23, 2015 and incorporated herein by reference).
2.2	First Amendment to Agreement and Plan of Merger, dated as of December 17, 2015 (attached as Annex A to the proxy statement/prospectus which forms part of the registrant’s registration statement on Form F-4, filed with the SEC on December 23, 2015 and incorporated herein by reference).
4.1	Articles (incorporated by reference to Exhibit 3.1 to the registration statement on Form F-4 (SEC File No. 333-208761), filed with the SEC on December 23, 2015).
4.2	Notice of Articles (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the registration statement on Form F-4 (SEC File No. 333-208761), filed with the SEC on February 5, 2016).
4.3	Form of Notice of Alteration (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the registration statement on Form F-4 (SEC File No. 333-208761) filed with the SEC on February 5, 2016).
4.4	Specimen form of share certificate
4.5	Form of Warrant Agreement (including form of Warrant)*
4.6	Form of Unit Agreement (including form of Unit)*
4.7	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)*
5.1	Opinion of Borden Ladner Gervais LLP.
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Smythe LLP, Independent Registered Public Accounting Firm
23.3	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1).
23.4	Consent of Peterson Sullivan LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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provided, however , that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on May 15, 2017.

VBI VACCINES INC.

By:	/s/ Jeff R. Baxter
Jeff R. Baxter President and Chief Executive Officer

By:	/s/ Egidio Nascimento
Egidio Nascimento Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeff R. Baxter and Egidio Nascimento, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: May 15, 2017	/s/ Jeff R. Baxter
Jeff R. Baxter President, Chief Executive Officer and Director
(Principal Executive Officer)

Date: May 15, 2017	/s/ Egidio Nascimento
Egidio Nascimento Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 15, 2017	/s/ Steven Gillis
Steven Gillis
Director

Date: May 15, 2017	/s/ Sam Chawla
Sam Chawla Director

Date: May 15, 2017	/s/ Scott Requadt
Scott Requadt
Director

Date: May 15, 2017	/s/ Michel De Wilde
Michel De Wilde
Director

Date: May 15, 2017	/s/ Steve Rubin
Steve Rubin
Director

Date: May 15, 2017	/s/ Adam Logal
Adam Logal
Director

EXHIBIT INDEX

Exhibit No.	Description of Document
1.1	Underwriting Agreement*
1.2	Equity Distribution Agreement, dated May 15, 2017, by and between the Company and Canaccord Genuity Inc.
2.1	Agreement and Plan of Merger dated as of October 26, 2015 (attached as Annex A to the proxy statement/prospectus which forms part of the registrant’s registration statement on Form F-4, filed with the SEC on December 23, 2015 and incorporated herein by reference).
2.2	First Amendment to Agreement and Plan of Merger, dated as of December 17, 2015 (attached as Annex A to the proxy statement/prospectus which forms part of the registrant’s registration statement on Form F-4, filed with the SEC on December 23, 2015 and incorporated herein by reference).
4.1	Articles (incorporated by reference to Exhibit 3.1 to the registration statement on Form F-4 (SEC File No. 333-208761), filed with the SEC on December 23, 2015).
4.2	Notice of Articles (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the registration statement on Form F-4 (SEC File No. 333-208761), filed with the SEC on February 5, 2016).
4.3	Form of Notice of Alteration (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the registration statement on Form F-4 (SEC File No. 333-208761) filed with the SEC on February 5, 2016).
4.4	Specimen form of share certificate
4.5	Form of Warrant Agreement (including form of Warrant)*
4.6	Form of Unit Agreement (including form of Unit)*
4.7	Form of Subscription Rights Agreement (including form of Subscription Rights Certificate)*
5.1	Opinion of Borden Ladner Gervais LLP.
23.1	Consent of EisnerAmper LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Smythe LLP, Independent Registered Public Accounting Firm
23.3	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1).
23.4	Consent of Peterson Sullivan LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (incorporated by reference to the signature page of this Registration Statement).

* To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K filed in connection with an underwritten offering of the shares offered hereunder.